UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
____________________
Filed by the Registrant  ☒ Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Accenture plc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

C/O GENERAL COUNSEL AND CORPORATE SECRETARY 500 W MADISON CHICAGO, ILLINOIS 60661 USA V59533-P18229-Z88475 Your Vote Counts! ACCENTURE PLC 2025 Annual General Meeting Vote by February 5, 2025 11:59 PM EST. You invested in ACCENTURE PLC (“Accenture”) and it’s time to vote! You have the right to vote on proposals being presented at the Annual General Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on Thursday, February 6, 2025. Get informed before you vote View the Notice of Annual Meeting, 2024 Proxy Statement and Annual Report for the fiscal year ended August 31, 2024 and our 2024 Irish financial statements online OR you can receive a free paper or email copy of the materials by requesting prior to January 23, 2025. If you would like to request a copy of the materials for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Person at the Meeting* February 6, 2025 12:00 pm, local time The Dock 7 Hanover Quay Grand Canal Dock Dublin 2, Ireland *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to view the proxy materials and to vote on these important matters. Voting Items 1. Appointment of the following nominees to the Board of Directors: Nominees: 1a. Jaime Ardila 1b. Martin Brudermüller 1c. Alan Jope 1d. Nancy McKinstry 1e. Jennifer Nason 1f. Paula A. Price 1g. Venkata (Murthy) Renduchintala 1h. Arun Sarin 1i. Julie Sweet 1j. Tracey T. Travis 1k. Masahiko Uotani 2. To approve, in a non-binding vote, the compensation of our named executive officers. 3. To ratify, in a non-binding vote, the appointment of KPMG LLP (“KPMG”) as independent auditor of Accenture and to authorize, in a binding vote, the Audit Committee of the Board of Directors to determine KPMG’s remuneration. 4. To approve the creation of additional distributable reserves by way of a capital reduction. 5. To grant the Board of Directors the authority to issue shares under Irish law. 6. To grant the Board of Directors the authority to opt-out of pre-emption rights under Irish law. 7. To determine the price range at which Accenture can re-allot shares that it acquires as treasury shares under Irish law. Board Recommends For For For For For For For For For For For For For For For For For Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V59534-P18229-Z88475